EXHIBIT 10.10

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

July 31, 2006

Mark Chen, VP of Sales

Promate Electronic Co., Ltd.

4F 32, Sec. 1 Huan Shan Rd.

Nei Hu, Taipei, Taiwan,

R.O.C.

Re:    AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

Dear Mark:

Reference is made to the Non-Exclusive Distributor Agreement dated September 12th, 2005 (the Agreement) between Alpha and Omega Semiconductor (Hong Kong) Limited (the Company or AOS) and Promate Electronic Co., Ltd. (the Distributor), with respect to the Distributor’s appointment as a non-exclusive distributor of certain products of the Company. The parties agree that the following additional terms shall govern the parties’ relationship under the Agreement:

Ship & Debit Process:

1)	The ship & debit process is effective on August 1, 2006 until the termination date, which is determined by the Company. All shipment and invoice to the Distributor from August 1, 2006 onwards will be based on the current applicable price book. All orders will be placed according to the current applicable price book until another version of AOS price book is released;

2)	Key Account Ship & Debit – Key Accounts refer to those end-customers designated and approved by the Company. The profit margin by Key Account is pre-approved on the Key Account Rebate Form. Ship-Debit claim will be submitted by the Distributor using the “Ship Debit Data” form. “RFQ” MUST BE APPROVED BY AOS IN ADVANCE AND BEFORE ANY SHIPMENT. CREDIT NOTE WILL BE ISSUED BASED ON RFQ #.

3)	Non-Key Account – AOS will process the Non-Key Account claim on a case by case basis. “RFQ” MUST BE APPROVED BY AOS IN ADVANCE AND BEFORE ANY SHIPMENT. CREDIT NOTE WILL BE ISSUED BASED ON RFQ#.

4)	Ship & Debit rebate will be claimed on a monthly basis.

5)	Ship & Debit claim must be submitted after the completion of POS reconciliation by the Distributor. No claim will be accepted before the POS reconciliation is completed by the Distributor and reviewed by AOS.

6)	Credit note will be issued within 10 working days after COMPLETE and ACCURATE claim documents are received by the Company from the Distributor (documents include, but not limited to, POS data and the related supporting documents such as end-customer PO, invoice, and packing list);

Stock Rotation:

1)	Stock Rotation is granted on a quarterly basis. Stock Rotation claim must be filed within one month after the quarter-end. The first rotation under the program will be from April 1, 2006 to September 30, 2006, and the first rotation claim should be filed no later than October 31, 2006.

2)	Stock Rotation dollar amount is limited up to [***] guarantee and [***] AOS discretionary of net billings for the current quarter.

4)	The look back period is the six months from the last day of each quarter (e.g. stock rotation for the quarter ended September 30, 2006, the look back period is from April 1, 2006 to September 30, 2006).

5)	The Distributor can elect to rotate any of its inventories with ship-in date in the look back period.

6)	Stock Rotation will only be granted when ONE NONCANCELLABLE REPLACEMENT ORDER with equal or higher dollar amount is placed with AOS and the CSD day has to be within the same quarter.

In the event of any conflict or inconsistency between the terms and conditions of this letter and the Agreement, the terms of this letter shall prevail. Except as specifically, and to the extent, modified by this letter, all the terms and conditions of the Agreement shall continue to remain unchanged and in full force and effect and shall apply, as applicable, to the parties under this letter. This letter, together with the Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

If the foregoing represents your understanding of our agreement and is acceptable to you, please indicate your agreement by executing this letter where indicated below and returning a copy to me.

Sincerely,

Jonus Chen

Senior Director of Asia Regional Sales

Agreed to this 12 day of October, 2006

Promate Electronic Co., Ltd.

By:	/s/ Mark Chen
Name:	Mark Chen
Title:	VP of Sales

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION***